Exhibit 99.1

Health Catalyst Reports Third Quarter 2019 Results

SALT LAKE CITY, UT, November 12, 2019 — Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the third quarter ended September 30, 2019.
“In the third quarter of 2019, I am pleased that we achieved strong performance across all areas of our business and exceeded the guidance we provided for the quarter,” said Dan Burton, CEO of Health Catalyst. “In addition to this financial and operational execution, we held our sixth annual Healthcare Analytics Summit conference in September, where over 1,600 attendees joined us in Salt Lake City. This year’s Summit was an important opportunity for Health Catalyst to continue to provide thought leadership within the healthcare data and analytics industry, while carefully listening to our customers and the broader industry’s needs. Overall, a positive third quarter positions us well to deliver strong results for the full year 2019 and beyond.”

Financial Highlights for the Three Months Ended September 30, 2019

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2019	2018
GAAP Financial Data:	(in thousands, except percentages)
Technology revenue	$21,160	$18,283	16%
Professional services revenue	$18,263	$14,585	25%
Total revenue	$39,423	$32,868	20%
Loss from operations	$(20,736)	$(16,495)	26%
Net loss	$(21,416)	$(16,876)	27%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$14,484	$12,169	19%
Adjusted Technology Gross Margin	68%	67%
Adjusted Professional Services Gross Profit	$6,677	$4,172	60%
Adjusted Professional Services Gross Margin	37%	29%
Total Adjusted Gross Profit	$21,161	$16,341	29%
Total Adjusted Gross Margin	54%	50%
Adjusted EBITDA	$(8,446)	$(11,333)	25%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). See the accompanying "Non-GAAP Financial Measures" section for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.

For the fourth-quarter of 2019, we expect:

•	Total revenue between $40.0 million and $43.0 million, and
•Adjusted EBITDA between $(9.2) million and $(7.2) million

For the full-year of 2019, we expect:

•	Total revenue between $151.4 million and $154.4 million, and

•	Adjusted EBITDA between $(30.1) million and $(28.1) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call

The third quarter 2019 earnings conference call and webcast will be held Tuesday, November 12, 2019 at 5:00 p.m. EDT. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 6569426. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst

Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations, committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data-informed.
Available Information

Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q4 and full year 2019. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; and (v) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 that was filed with the SEC on August 23, 2019.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of September 30,	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$52,059	$28,431
Short-term investments	189,360	4,761
Accounts receivable, net	31,019	27,696
Deferred costs	978	649
Prepaid expenses and other assets	6,403	5,321
Total current assets	279,819	66,858
Property and equipment, net	4,228	4,676
Intangible assets, net	26,684	28,304
Operating lease right-of-use assets	4,494	6,344
Other assets	1,050	1,099
Goodwill	3,694	3,694
Total assets	$319,969	$110,975
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,179	$1,812
Accrued liabilities	9,544	9,203
Acquisition-related consideration payable	3,403	2,172
Deferred revenue	32,131	24,755
Operating lease liabilities	2,790	2,577
Current portion of long-term debt	—	1,287
Total current liabilities	53,047	41,806
Long-term debt, net of current portion	47,916	18,814
Acquisition-related consideration payable, net of current portion	1,826	3,770
Deferred revenue, net of current portion	7,505	7,280
Operating lease liabilities, net of current portion	2,435	4,228
Other liabilities	687	—
Total liabilities	113,416	75,898
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; no shares and 22,713,694 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	—	409,845
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 36,472,223 and 4,779,356 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	36	5
Additional paid-in capital	802,777	—
Accumulated deficit	(596,248)	(374,772)
Accumulated other comprehensive loss	(12)	(1)
Total stockholders’ equity (deficit)	206,553	(374,768)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$319,969	$110,975

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Technology	$21,160	$18,283	$61,393	$38,459
Professional services	18,263	14,585	50,047	38,031
Total revenue	39,423	32,868	111,440	76,490
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)	6,740	6,132	20,536	12,782
Professional services(1)(2)(3)	11,892	10,865	33,132	28,343
Total cost of revenue, excluding depreciation and amortization	18,632	16,997	53,668	41,125
Operating expenses:
Sales and marketing(1)(2)(3)	14,721	13,771	35,579	32,496
Research and development(1)(2)(3)	13,477	10,839	33,209	28,031
General and administrative(1)(2)(3)	11,013	5,605	23,333	16,748
Depreciation and amortization	2,316	2,151	6,844	5,252
Total operating expenses	41,527	32,366	98,965	82,527
Loss from operations	(20,736)	(16,495)	(41,193)	(47,162)
Loss on extinguishment of debt	—	—	(1,670)	—
Interest and other expense, net	(659)	(374)	(2,924)	(1,389)
Loss before income taxes	(21,395)	(16,869)	(45,787)	(48,551)
Income tax provision (benefit)	21	7	43	(142)
Net loss	$(21,416)	$(16,876)	$(45,830)	$(48,409)
Less: accretion (reversal of accretion) of redeemable convertible preferred stock	18,170	514	180,826	(12,045)
Net loss attributable to common stockholders	$(39,586)	$(17,390)	$(226,656)	$(36,364)
Net loss per share attributable to common stockholders, basic and diluted	$(1.40)	$(3.71)	$(17.78)	$(7.56)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	28,223	4,686	12,750	4,813

Pro forma adjusted net loss per share, basic and diluted(4)	$(0.27)		$(0.72)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(4)	36,373		36,183
_______________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$64	$18	$129	$49
Professional services	306	120	593	325
Sales and marketing	1,358	298	2,639	1,023
Research and development	3,067	179	3,502	532
General and administrative	5,179	318	6,165	958
Total	$9,974	$933	$13,028	$2,887

(2)	Includes tender offer payments deemed compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Tender Offer Payments Deemed Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$28
Professional services	—	—	—	284
Sales and marketing	—	—	—	3,967
Research and development	—	—	—	906
General and administrative	—	—	—	3,133
Total	$—	$—	$—	$8,318

(3)	Includes post-acquisition restructuring costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Post-Acquisition Restructuring Costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$—	$—
Professional services	—	332	108	332
Sales and marketing	—	749	306	749
Research and development	—	484	32	484
General and administrative	—	513	—	513
Total	$—	$2,078	$446	$2,078

(4)
Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(45,830)	$(48,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,844	5,252
Loss on extinguishment of debt	1,670	—
Amortization of debt discount and issuance costs	797	393
Investment discount and premium amortization	(443)	(120)
Change in fair value of warrant liability	—	(37)
Gain on sale of property and equipment	(36)	(21)
Stock-based compensation expense	13,028	2,887
Change in operating assets and liabilities:
Accounts receivable, net	(3,323)	(1,206)
Deferred costs	(329)	191
Prepaid expenses and other assets	(1,033)	(650)
Operating lease right-of-use assets	1,850	(3,957)
Accounts payable, accrued liabilities, and other liabilities	1,661	7,518
Deferred revenue	7,601	7,415
Operating lease liabilities	(1,580)	3,434
Net cash used in operating activities	(19,123)	(27,310)

Cash flows from investing activities
Purchases of property and equipment	(1,658)	(760)
Proceeds from the sale of property and equipment	40	21
Purchase of short-term investments	(221,444)	(9,234)
Proceeds from the sale and maturity of short-term investments	37,277	26,700
Purchase of intangible assets	(1,747)	(18)
Net cash (used in) provided by investing activities	(187,532)	16,709

Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	194,649	—
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	12,073	33,987
Proceeds from exercise of stock options	2,177	2,800
Proceeds from employee stock purchase plan	1,216	—
Repurchase of common stock	—	(8,712)
Payment of SVB line of credit and mezzanine loan	(21,821)	—
Proceeds from credit facilities, net of debt issuance costs	47,169	—
Payments of acquisition-related consideration	(773)	(12,348)
Payments of deferred offering costs	(4,407)	—
Net cash provided by financing activities	230,283	15,727
Net increase in cash and cash equivalents	23,628	5,126

Cash and cash equivalents at beginning of period	28,431	22,978
Cash and cash equivalents at end of period	$52,059	$28,104

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding (i) stock-based compensation and (ii) post-acquisition restructuring costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$21,160	$18,263	$39,423
Cost of revenue, excluding depreciation and amortization	(6,740)	(11,892)	(18,632)
Gross profit, excluding depreciation and amortization	14,420	6,371	20,791
Add:
Stock-based compensation	64	306	370
Adjusted Gross Profit	$14,484	$6,677	$21,161
Gross margin, excluding depreciation and amortization	68%	35%	53%
Adjusted Gross Margin	68%	37%	54%

	Three Months Ended September 30, 2018
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$18,283	$14,585	$32,868
Cost of revenue, excluding depreciation and amortization	(6,132)	(10,865)	(16,997)
Gross profit, excluding depreciation and amortization	12,151	3,720	15,871
Add:
Stock-based compensation	18	120	138
Post-acquisition restructuring costs	—	332	332
Adjusted Gross Profit	$12,169	$4,172	$16,341
Gross margin, excluding depreciation and amortization	66%	26%	48%
Adjusted Gross Margin	67%	29%	50%

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) post-acquisition restructuring costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30,
	2019	2018
	(in thousands)
Net loss	$(21,416)	$(16,876)
Add:
Interest and other expense, net	659	374
Income tax provision	21	7
Depreciation and amortization	2,316	2,151
Stock-based compensation	9,974	933
Post-acquisition restructuring costs	—	2,078
Adjusted EBITDA	$(8,446)	$(11,333)
Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) accretion of redeemable convertible preferred stock, (ii) stock-based compensation, (iii) post-acquisition restructuring costs, (iv) amortization of acquired intangibles, and (v) loss on debt extinguishment. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares, which was exercised on July 25, 2019) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting offering costs of $4.6 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. As a result of our IPO closing during the three and nine months ended September 30, 2019, we have prepared the below adjusted condensed consolidated statement of operations data in order to present pro forma adjusted net loss per share amounts that will be comparable to future periods. The following calculation gives effect to the following pro forma adjustments:

I.
The automatic conversion of all outstanding shares of our redeemable convertible preferred stock (using the if-converted method) into common stock as though the conversion had occurred as of the beginning of each period.

II.	The issuance of 8,050,000 shares of common stock as part of the IPO, assuming the shares of common stock were issued and sold as of the beginning of each period.
The table below presents our calculation of pro forma adjusted net loss per share, basic and diluted, including a reconciliation of Adjusted Net Loss and the pro forma as adjusted weighted-average shares used in calculating pro forma adjusted net loss per share, basic and diluted, to the most directly comparable financial measures calculated in accordance with GAAP:

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(39,586)	$(226,656)
Add:
Accretion of redeemable convertible preferred stock	18,170	180,826
Stock-based compensation	9,974	13,028
Post-acquisition restructuring costs	—	446
Amortization of acquired intangibles	1,625	4,672
Loss on extinguishment of debt	—	1,670
Adjusted Net Loss	$(9,817)	$(26,014)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	28,222,555	12,749,903
Pro forma adjustments:
Pro forma adjustment to reflect conversion of redeemable convertible preferred stock to common stock, assuming the conversion took place at the beginning of each period	6,039,517	17,384,812
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place at the beginning of each period	2,111,413	6,048,718
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	36,373,485	36,183,433
Pro forma adjusted net loss per share, basic and diluted	$(0.27)	$(0.72)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
+1 (774) 573-0455 (m)
kberry@we-worldwide.com